Exhibit 32.2

Certification of Principal Financial Officer Pursuant to 18 U.S.C. Section 1350 as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Michael T. Miller, the Executive Vice President and Chief Financial Officer of Installed Building Products, Inc. (the “Company”), hereby certify, that, to my knowledge:

1.	The Annual Report on Form 10-K of the Company for the year ended December 31, 2013 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 28, 2014

/s/ Michael T. Miller
Michael T. Miller
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)